EXHIBIT 99.10

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS

Current Assets
Cash	$463,019	$49,606
Other investments	240,964	240,964
Accounts receivable, net of allowance for doubtful accounts of $81,928 and $56,024, respectively	405,035	706,650
Inventories	293,977	170,523
Deposits and prepaid expenses	401,582	155,201
Prepaid land use right	6,223	6,223
Interest-bearing loans receivable	1,330,927	1,192,664
Amounts due from shareholders	415,296	745,133
Other receivables	578,166	318,052

Total Current Assets	4,135,189	3,585,016

Restricted cash	240,964	240,964
Deposits for property, plant and equipment	535,274	1,369,265
Prepaid land use right, net of current portion	295,587	298,699
Property, plant and equipment, net of accumulated depreciation of $170,872 and $124,983, respectively	3,557,550	313,405
Technological know-how, net	60,241	72,289

Total Assets	$8,824,805	$5,879,638

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Interest-bearing short-term loan	36,145	36,145
Other payables	28,943	45,208
Accounts payable	26,211	10,931
Accrued expenses and other	216,737	168,327
Deposits from customers	29,394	13,786
Amount due to a related company	11,084	11,084
Amount due to a shareholder	24,096	24,096
Taxes payable	1,379,875	941,814

Total Current Liabilities	1,752,485	1,251,391

Deferred subsidy income	722,892	722,892

Total Liabilities	2,475,377	1,974,283

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONT’D)

	June 30, 2005	December 31, 2004
	(Unaudited)
Commitments and Contingencies (Note 12)

Stockholders’ Equity
Common stock, $1 par value, 50,000 shares authorized, 10,000 issued and outstanding	10,000	10,000
Additional paid-in capital	4,324,120	2,806,048
Statutory reserves	302,296	163,396
Accumulated earnings	1,713,012	925,911

Total Stockholders’ Equity	6,349,428	3,905,355

Total Liabilities and Stockholders’ Equity	$8,824,805	$5,879,638

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Six months ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)
Revenue	$2,884,387	$1,457,258

Cost of goods sold	(1,359,817)	(774,734)

Gross profit	1,524,570	682,524

Operating expenses
Selling expenses	(183,521)	(132,818)
General and administrative expenses	(235,687)	(114,496)
Research and development costs	(10,442)	(6,747)

Income from operations	1,094,920	428,463

Other income (expenses)
Interest income	32,841	—
Loss on disposal of plant and equipment	(4,555)	—
Other income (expenses), net	46	—
Finance costs	(1,861)	(3,014)

Total other income (expenses)	26,471	(3,014)

Income from continuing operations before income taxes	1,121,391	425,449

Income taxes	(195,390)	(80,348)

Net income	$926,001	$345,101

Basic earnings per share	$92.60	$34.51

Weighted average number of common shares outstanding	10,000	10,000

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

			Additional
	Common stock		paid-in	Statutory	Accumulated
	Shares	Shares	Shares	reserves	earnings	Total
Balance at January 1, 2005	10,000	$10,000	$2,806,048	$163,396	$925,911	$3,905,355

Capital contributed	—	—	1,518,072	—	—	1,518,072

Net income for the six-month period		—	—	—	926,001	926,001

Transfer to statutory reserves	—	—	—	138,900	(138,900)	—
Balance at June 30, 2005	10,000	$10,000	$4,324,120	$302,296	$1,713,012	$6,349,428

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$926,001	$345,101
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,699	34,574
Loss on disposal of plant and equipment	4,555	—
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	301,615	(300,853)
Inventories	(123,454)	(68,551)
Deposits and prepaid expenses	(246,381)	59,027
Other receivables	(260,114)	78,790
(Decrease) increase in:
Accounts payable	15,280	38,080
Deposits from customers	15,608	(5,952)
Accrued expenses and other payables	32,145	50,161
Taxes payable	438,061	236,711

Net cash provided by operating activities	1,166,015	467,088

Cash flows from investing activities
Increase in interest-bearing loans receivable	(138,263)	—
Payment of deposits for property, plant and machinery	(408,769)	(65,663)
Decrease in other investments	—	277,108
Proceeds from investment gain	783	—
Investment in a subsidiary	—	(205,422)
Decrease (increase) in amounts due from shareholders	329,837	(52,652)
Purchase of property, plant and equipment	(1,786,792)	(23,286)

Net cash used in investing activities	(2,003,204)	(69,915)

Cash flows from financing activities
Capital contributed	1,250,602	—

Net cash provide by financing activities	1,250,602	—

Net increase in cash	413,413	397,173
Cash, beginning of period	49,606	422,814

Cash, end of period	$463,019	$819,987

Supplemental disclosure information
Finance costs paid	$1,861	$3,014
Income taxes paid	$9,314	$—

Non-cash transactions
Property contributed by a shareholder as additional capital	$267,470	$—

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
NOTES TO THE UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS AND COMPANY STRUCTURE

Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd. (“Skystar” or the “Company”) was incorporated under the laws of the Cayman Islands on January 24, 2005. The Company is engaged in the research, development, production, marketing and sales of bio-pharmaceutical and veterinary products. All current operations of the Company are in the People’s Republic of China (“China” or the “PRC”).

Skystar does not conduct any substantive operations of its own and conducts its primary business operations through its variable interest entity (“VIE”), Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”).

Xian Tianxing was incorporated on July 3, 1997 in the PRC as a limited liability company without shares. On December 31, 2003, Xian Tianxing was restructured from a limited liability company without shares to a joint stock company limited by shares.

The paid-in capital of Xian Tianxing was funded by the majority shareholders of Skystar. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on October 28, 2005, Skystar entered into certain exclusive agreements with Xian Tianxing and its shareholders. Xian Tianxing holds the licenses and approvals necessary to operate the bio-pharmaceutical business in China. Pursuant to these agreements, Skystar provides exclusive technology consulting and other general business operation services to Xian Tianxing in return of a consulting services fee which is equal to Xian Tianxing’s revenue. In addition, Xian Tianxing’s shareholders have pledged their equity interests in Xian Tianxing to Skystar, irrevocably granted Skystar an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar. Through these contractual arrangements, Skystar has the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder’s approval.

As a result of these contractual arrangements, which obligates Skystar to absorb a majority of the risk of loss from Xian Tianxing’s activities and enable Skystar to receive a majority of its expected residual returns, the Company believes Xian Tianxing a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Xian Tianxing do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Xian Tianxing. Accordingly, the Company consolidates Xian Tianxing’s results, assets and liabilities in the accompanying financial statements.

The Company’s consolidated assets do not include any collateral for Xian Tianxing’s obligations. The creditors of Xian Tianxing do not have recourse to the general credit of the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation and consolidation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. All material adjustments (consisting of normal recurring adjustments) which, in the opinion of the management, are necessary for a fair presentation of the results for the periods presented have been included. The results of operations for the interim period presented are not necessarily indicative of the results that can be expected for the entire year. These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the fiscal year ended December 31, 2004.

Because the Company and Xian Tianxing are under common control, the initial measurement of the assets and liabilities of Xian Tianxing for the purpose of consolidation is at book value. The Company has had no other business activities except for the entering into of the exclusive agreements with Xian Tianxing and its shareholders. For the purpose of presenting the financial statements on a consistent basis, the unaudited condensed interim consolidated financial statements are prepared as if the Company had been in existence since the beginning of and throughout the whole of the periods included in these financial statements.

The unaudited condensed interim consolidated financial statements include the financial statements of the Company and its variable interest entity, Xian Tianxing. All significant inter-company transactions and balances between the Company and its variable interest entity are eliminated upon consolidation.

b.	Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

c.	Fair values of financial instruments

The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, other investments, accounts payable and accruals, short term and long-term related party borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

d.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand and time deposits with banks and liquid investments with an original maturity of three months or less. All of the Company’s cash on hand and certain bank deposits are denominated in Renminbi (“RMB”) and translated at the rate of US$1 to RMB8.3 (See Note 2(t)).

e.	Restricted cash

The Company had restricted cash of $240,964 as of June 30, 2005 (unaudited) and $240,964 as of December 31, 2004, respectively. The restricted cash was received from the PRC government subsidies and set aside for the specific usages. The restricted funds are kept as bank deposits. Restricted cash is classified as non-current assets as of June 30, 2005 (unaudited) and December 31, 2004 based on the expected period when the funds will be put into their specific usages.

f.	Other investments

The Company had other investments of $240,964 as of both June 30, 2005 (unaudited) and December 31, 2004, which represent funds placed with investment agents pursuant to agreements entered into between the Company and those investment agents, for periods of one to two years. According to those agreements, the investment agents have full discretion to invest the funds and give a guarantee that the Company shall incur no loss or be paid a minimum of 5% of return on investment. Gains on investment are shared between the Company and those investment agents on the ratio of 60 to 40. Without readily and practicably determinable fair values, other investments are stated at cost and classified as current or non-current according to the maturities of the investment period based on the agreements between the Company and the investment agents.

g.	Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment classified as a change in estimate is made. Accounts receivables were net of allowances of $81,928 as of June 30, 2005 (unaudited) and $56,024 as of December 31, 2004.

h.	Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or net realizable value. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

i.	Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 10 years for plant and machinery; 10 years for factory building; 5 years for office equipment; and 10 years for motor vehicles.

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

j.	Construction in progress

Construction in progress includes direct costs of construction of factory building. Interest incurred during the period of construction has not been capitalized as such amounts are insignificant. Construction in progress is not depreciated until such time as the assets are completed and put into operational use.

k.	Prepaid land use rights

The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are amortized on the straight-line method over the term of the land use rights of 50 years.

l.	Technological know-how

Purchased technological know-how includes secret formulas, manufacturing processes, technical and procedural manuals and is amortized using the straight-line method over the expected useful economic life of 5 years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret to the Company as agreed between the Company and the selling party.

m.	Impairment

The Company accounts for property and equipment, construction-in-progress and amortizable intangible assets in accordance with SFAS No. 121, “Accounting for Impairment of Long-Lived Assets to be Disposed Of”, which requires an impairment loss to be recognized on long-lived assets when the sum of the expected future cash flows (undiscounted and without interest charges) resulting from the use of the assets and its eventual disposition is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. Measurement of the impairment loss for long-lived assets is based on the fair value of the asset.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

n.	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other than the reported net income, there were no components of comprehensive income or loss which require disclosure for the six months ended June 30, 2005 (unaudited) or for the year ended December 31, 2004.

o.	Segment information

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment - research, development, production, marketing and sales of bio-pharmaceutical and veterinary products, and in one geographical segment - China, as all of the Company’s current operations are carried out in China.

p.	Revenue recognition

Revenues of the Company include sales of bio-pharmaceutical and veterinary products in China. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns are insignificant based on historical experience.

q.	Research and development costs

Research and development costs are expensed to operations as incurred. During the six months ended June 30, 2005 and 2004, a total of $10,442 (unaudited) and $6,747 (unaudited), respectively, in salaries, professional fees and technical support fees were incurred for research and development purposes which had been expensed in the accompanying statements of operations.

r.	Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

s.	Earnings per share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the six months ended June 30, 2005 and 2004. Diluted earnings per share is not computed as the Company did not have potential common shares during the six months ended June 30, 2005 and 2004.

t.	Foreign currency translation

The Company maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency. Translation of amounts of all items from RMB to United States dollars (“US$”) has been made at the single rate of exchange of RMB8.30: US$1.00. The exchange rate was consistent at this rate during the periods included in these condensed interim consolidated financial statements. No representation is made that RMB amounts have been, or could be, converted into US$ at that rate.

Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.30: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People’s Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of ±0.3% around the unified exchange rate published by the People’s Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

u.	Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

v.	Recently issued accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4”. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This statement requires that idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal year beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67”. SFAS No. 152 amends SFAS No. 66, “Accounting for Sales of Real Estate”, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions”. This statement also amends SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”. SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.

In December 2004, The FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS No. 123 (revised 2004) is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. A nonpublic entity, likewise, will measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of those instruments. This statement is effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, or nonpublic entities as of the beginning of the first annual reporting period that begins after December 15, 2005.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

v.	Recently issued accounting pronouncements (cont’d)

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the FASB ratified the EITF consensus to amend EITF No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholders Have Certain Approval or Veto Rights”. The EITF agreed to amend the Protective Rights section of this consensus, as well as Example of Exhibit 96-16A, to be consistent with the consensus reached in Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similarly Entity When the Limited Partners Have Certain Rights.” The provisions of this amendment should be applied prospectively to new investments and to investment agreements that are modified after June 29, 2005.

The management of the Company does not expect these recent pronouncements to have a material impact on the Company's financial position or results of operations.

3.   OTHER RECEIVABLES

Other receivables consist of the following:

	June 30, 2005	December 31, 2004
	(Unaudited)
Non-interest bearing, unsecured receivables	$539,276	$295,193
Cash advances to staff and salespersons for normal business purposes	29,632	20,861
Other	9,258	1,998

	$578,166	$318,052

4.   PREPAID LAND USE RIGHTS

The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are being amortized on the straight-line method over the term of the land use rights of 50 years.

The expected amortization of the prepaid land use rights over each of the next five years and thereafter are summarized as follows:

Year
Remainder 2005	$3,111
Year 2006	6,223
Year 2007	6,223
Year 2008	6,223
Year 2009	6,223
Year 2010	6,223
Thereafter	267,584

Total prepaid land use rights as of June 30, 2005	$301,810
Less: Current portion	(6,223)

Long-term portion	$295,587

5.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	June 30, 2005	December 31, 2004
	(Unaudited)
Plant and machinery	$214,992	$206,667
Factory building	314,410	16,300
Office equipment	121,418	97,993
Motor vehicles	93,365	100,353
Construction in progress	2,984,237	17,075

	3,928,422	438,388
Less: Accumulated depreciation	(170,872)	(124,983)

	$3,557,550	$313,405

The depreciation expenses on property, plant and equipment for the six months ended June 30, 2005 and 2004 were $47,539 (unaudited) and $22,525 (unaudited), respectively.

6.   TECHNOLOGICAL KNOW-HOW

Technological know-how consists of the following:

	June 30, 2005	December 31, 2004
	(Unaudited)
Cost	$120,482	$120,482
Less: Accumulated amortization	(60,241)	(48,193)

	$60,241	$72,289

The amortization expense on the technological know-how for the six months ended June 30, 2005 and 2004 was $12,048 and $12,049, respectively.

7.   ACCRUED EXPENSES AND OTHER

Accrued expenses and other consist of the following:

	June 30, 2005	December 31, 2004
	(Unaudited)
Accrued operating expenses	$169,988	$142,288
Accrued staff welfare	46,749	26,039

	$216,737	$168,327

As stipulated by the laws and regulations in the PRC, the Company is required to accrue for staff welfare based on 14% of its payroll, for the purposes of expenditures for the employee facilities and collective welfare of the Company’s employees.

8.   STATUTORY RESERVES

As stipulated by the PRC’s Company Law and as provided in Xian Tianxing’s Articles of Association (as amended on December 31, 2003), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is restricted for capital expenditure for the collective benefits of the Company's employees; and

(iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

8.   STATUTORY RESERVES (CONT’D)

On December 31, 2003, Xian Tianxing established a statutory surplus reserve as well as a statutory common welfare fund and commenced to appropriate 10% and 5%, respectively of the net profit after taxation to these reserves. The amounts included in the statutory reserves consisted of the following:

	June 30, 2005	December 31, 2004
	(Unaudited)
Surplus reserve	$201,531	$108,931
Common welfare fund	100,765	54,465

	$302,296	$163,396

9.   INCOME TAXES

The Company is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its PRC VIE, Xian Tianxing.

Xian Tianxing is subject to various taxes in the PRC as follows:

(i)
Enterprise Income Tax at a rate of 15% on net profits. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes is generally imposed at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. However, the Company has been approved as a new technology enterprise and under PRC Income Tax Laws, it is entitled to a preferential tax rate of 15%;

(ii)	City Construction Tax at a rate of 7% on value added tax (VAT);

(iii)	Education Tax at a rate of 3% on VAT;

(iv)	Waterworks Tax at a rate of 0.08% on gross sales which is subject to VAT.

The provision for taxes on earnings consisted of:

	Six months ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)
Current PRC income tax expenses:
Enterprise Income Tax	$168,209	$63,817
City Construction Tax	19,027	11,807
Education Tax	8,154	4,724

	$195,390	$80,348

10.    RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

(a)     Related party receivables and payables

Amounts receivable from and payable to related parties are summarized as follows:

	June 30, 2005	December 31, 2004
	(Unaudited)
Amounts due from shareholders:
Mr. Wen Wei, also a director of the Company	$13,182	$26,995
Mr. Lu Weibing, also a director of the Company	292,414	597,656
Ms. Wang Aixia	60,904	71,687
Mr. Wang Chongxin	12,651	12,651
Xian Investment Company	36,145	36,144

	415,296	745,133

Amount due to a shareholder:
Ms. Wang Guanming	$24,096	$24,096

Amount due to a related company:
Xian Tian Xing Digital Sci-Tech Co., Ltd. - a company owned by a director (see (c) below)	$11,084	$11,084

Balances with shareholders and related company represent advances to or loans from the respective shareholders or related company, except for Mr. Lu Weibing, the receivable due from whom also includes the amount arising from the consideration for the sale of a subsidiary to him (see (c) below). These balances are interest free and unsecured and have no fixed repayment date. It is expected that the balances will be received or repaid within one year.

(b)     Investment agreement with a shareholder

In September 2004, the Company entered into an agreement with Xian Investment Company (“Xian Investment”), which is a shareholder of the Company and engages in investment activities, whereby the Company placed a fund of $240,964 with Xian Investment. Xian Investment has full discretion to invest the fund for a period of one year and guarantees that the fund will be repaid and that no loss will be incurred by the Company. Gain on investment of the fund will be shared between the Company and Xian Investment on the ratio of 60 to 40.

(c)     Disposal of subsidiary to a director

On December 20, 2004, the Company sold its 90% equity interest in Xian Tian Xing Digital Sci-Tech Co., Ltd., a subsidiary of the Company, to Mr. Lu Weibing, a director of the Company, for a cash consideration of $216,867 and recognized a gain of $6,045 thereon (see Note 3).

11.     CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

12.     COMMITMENTS AND CONTINGENCIES

(a)     Capital expenditure commitments

During the fiscal year 2004 and the six-month period ended June 30, 2005, the Company entered into various contracts for the construction of a new plant. Accommodating the research and development center and a number of production lines, the new plant will enable the Company to consolidate its existing operations and to expand production capacity for its bio-pharmaceutical business. The construction of the new plant is expected to be completed by the end of fiscal year 2005. As of June 30, 2005, total deposits of $2,973,348 were paid under these construction contracts and the Company’s commitments for further payments under these construction contracts amounted to $1,776,930.

Before June 30, 2005, the Company also entered into certain contracts to purchase machinery for its bio-pharmaceutical business. The machinery was delivered subsequent to June 30, 2005. As of June 30, 2005, total deposits of $461,781 were paid under these purchase contracts and the Company’s commitments for further payments under these purchase contracts amounted to $744,195.

(b)     Lease commitments

The Company has entered into a tenancy agreement for the lease of factory premises for a period of ten years from October 1, 2004 to September 30, 2014 with an annual rent of $10,361, which is subject to a 10% increase every four subsequent years. The Company’s commitments for minimum rental payments under this lease for the next five years and thereafter are as follows:

Remainder 2005	$5,180
Year 2006	10,361
Year 2007	10,361
Year 2008	10,621
Year 2009	11,398
Year 2010	11,398
Thereafter	45,020

$104,339